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                                                                   EXHIBIT 10.35

                          DIRECTOR COMPENSATION SUMMARY

Annual Retainer

      Each non-employee director receives $35,000 as an annual retainer.

Meeting Fees

      For each meeting of the board of directors of Performance Food Group Company, a Tennessee corporation, (the "Company"), attended in person a non-employee director receives $1,500. A non-employee director also receives $1,000 for each committee meeting attended in person. A non-employee director receives $750 and $500, respectively, for each board and committee meeting attended by telephone. In lieu of the foregoing committee meeting fees, the chairman of the Audit Committee receives $1,500 for attending audit committee meetings, whether in person or by telephone.

      Directors are also reimbursed for expenses reasonably incurred in connection with their services as directors.

Committee Chairmen and Presiding Director

      The chairman of the Audit Committee receives an annual retainer of $10,000 and the chairmen of the Compensation and Nominating and Corporate Governance Committees receive an annual retainer of $5,000 each. The Presiding Director also receives an annual retainer of $12,000.

Equity Incentives

      On August 23, 2005, the Board of Directors voted to stop awarding stock options to new, non-employee directors upon their appointment or election to the Board of Directors and to stop awarding stock options to non-employee directors annually on the date of the Company's annual meeting of shareholders. In lieu of these stock options, the Board of Directors anticipates that it will award each non-employee director 2,500 shares of restricted stock under the terms of the Company's 2003 Equity Incentive Plan on the date of his or her initial election or appointment to the Board of Directors and award each non-employee director 2,500 shares of restricted stock under the terms of the Company's 2003 Equity Incentive Plan annually on the date of the Company's annual meeting of shareholders. These restricted shares will vest, in each case, on the first anniversary of the date of grant.

Stock Ownership Guidelines

      By the later of (i) August 23, 2008; or (ii) three years from a non-employee director's initial appointment or election to the Board of Directors, each non-employee director must beneficially own shares of the Company's common stock having a value equal to at least three times the then annual retainer paid to the Company's non-employee directors. Shares of restricted stock awarded to a non-employee director shall be included when calculating whether a non-employee director owns the requisite amount of the Company's common stock under these guidelines, but shares subject to unexercised options will not.

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                  NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

      The base salary levels, beginning effective February 27, 2006, of the persons who are anticipated to constitute the Company's named executive officers for 2006 are as follows:

     NAME                                  TITLE                          2006 BASE SALARY
---------------      -------------------------------------------------    ----------------
Robert C. Sledd      Chairman and Chief Executive Officer                    $ 660,000
Tom Hoffman          Senior Vice President, Chief Executive Officer -
                       Customized Segment                                    $ 340,000
Steve Spinner        President and Chief Operating Officer                   $ 480,000
John D. Austin       Senior Vice President and Chief Financial Officer       $ 340,000
J. Keith Middleton   Senior Vice President and Controller                    $ 220,000

      Fiscal 2005 discretionary bonuses for the Company's named executive officers for 2005 were as follows:

     NAME                                  TITLE                          CASH BONUS AMOUNT
---------------      -------------------------------------------------    -----------------
Robert C. Sledd      Chairman and Chief Executive Officer                    $ 565,213
Tom Hoffman          Senior Vice President, Chief Executive Officer -
                       Customized Segment                                    $ 293,910
Steve Spinner        President and Chief Operating Officer                   $ 223,188
John D. Austin       Senior Vice President and Chief Financial Officer       $ 227,760(1)
J. Keith Middleton   Senior Vice President and Controller                    $ 121,664

1. Does not include a $75,000 cash bonus paid to the named executive officer upon consummation of the sale of the Company's fresh-cut segment to Chiquita Brands International, Inc.

In addition to their base salaries, these named executive officers are also eligible to:

      -     Receive cash bonuses under the Company's 2006 Cash Incentive Plan;

      - Participate in the Company's equity incentive programs, which currently involves the award of stock options and/or restricted stock pursuant to the Company's 2003 Equity Incentive Plan; and

      - Participate in the Company's broad-based benefit programs generally available to the Company's employees, including health, disability and life insurance programs and the Company's 401k plan as well as the Company's Supplemental Executive Retirement Plan and Senior Management Severance Plan.

      The foregoing information is summary in nature. Additional information regarding the named executive officer compensation will be provided in the Company's proxy statement to be filed in connection with the 2006 annual meeting of the Company's shareholders.

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